LIMITED POWER OF ATTORNEY


The undersigned hereby constitutes and appoints each of Mikkel Svane, Alan Black, John Geschke, William J. Schnoor Jr., and Bradley C. Weber, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of Zendesk, Inc. (the "Company"), from time to time the following U.S. Securities and Exchange Commission ("SEC") forms: (i)
Form ID, including any attached documents, to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System; (ii) Form 3, Initial Statement of Beneficial Ownership of
Securities, including any attached documents;  (iii) Form 4, Statement of
Changes in Beneficial Ownership of Securities, including any attached documents;
(iv) Form 5, Annual Statement of Beneficial Ownership of Securities in
accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the rules thereunder, including any attached documents; (v)
Schedule 13D and (vi) amendments of each thereof, in accordance with the
Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents;

	(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5,
Schedule 13D or any amendment(s) thereto, and timely file such form(s) with the
SEC and any securities exchange, national association or similar authority; and

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Regulation 13D-G of the Securities Exchange Act of 1934, as amended. The undersigned hereby agrees to indemnify the attorney in fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorney-in fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 29, 2014.

Charles River Friends XIII-A, LP
By: Charles River XIII GP, LP
Its: General Partner
By: Charles River XIII GP, LLC
Its: General Partner

/s/ Devdutt Yellurkar
Authorized Manager

Charles River Partnership XIII, LP
By: Charles River XIII GP, LLC
Its: General Partner

/s/ Devdutt Yellurkar
Authorized Manager

Charles River XIII GP, LLC
By: Charles River XIII GP, LLC
Its: General Partner

/s/ Devdutt Yellurkar
Authorized Manager